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Exhibit 20.a

Fingerhut Master Trust
Series 1998-2

Fingerhut Receivables, Inc.
Securityholder's Statement
Monthly Report
September-02

		Class A	Class B	CTO	Class D	Total
(i)	Invested Amount (Beginning of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00

	Security Principal Funds On Deposit	22,500,000.00				22,500,000.00

(ii)	Security Principal Distributed	(22,500,000.00)	0.00	0.00	0.00	(22,500,000.00)

	Invested Amount (End of Month)	315,000,000.00	51,136,000.00	61,364,000.00	61,364,000.00	488,864,000.00

(iii)	Security Interest to be Distributed	1,635,375.00	277,412.80	137,081.67		2,049,869.47

Security Principal Distributed per $1,000		66.6666667	0.0000000	0.0000000

Security Interest Distributed per $1,000		4.8455556	5.4250000	2.2339103

(iv)	Principal Collections	18,764,060.92	2,843,019.32	3,411,667.66	3,411,667.66	28,430,415.55
(v)	Finance Collections	13,109,270.21	2,238,252.42	2,685,937.93	2,685,937.93	20,718,895.05
	Recoveries	1,939,741.98	314,890.94	377,874.05	377,874.05	3,010,381.03
	Interest Earnings on trust bank accounts	16,791.45	2,725.86	3,271.08	3,271.08	26,059.47

Total Finance Collections		15,065,803.64	2,555,869.22	3,067,083.06	3,067,083.06	23,755,335.55

Total Collections		33,829,864.56	5,398,888.54	6,478,750.72	6,478,750.72	52,185,751.10

(vi)	Total Receivables in Trust					861,227,268.01

	Aggregate Amount of Principal Receivables					718,421,119.36

(i)	Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00

	Invested Amount (End of Month)	315,000,000.00	51,136,000.00	61,364,000.00	61,364,000.00	488,864,000.00

	Floating Allocation Percentage	40.7142819%	7.1178308%	8.5415084%	8.5415084%	64.9151295%

	Fixed/Floating Allocation Percentage	46.9780176%	7.1178308%	8.5415084%	8.5415084%	71.1788652%

	Average Daily Invested Amount	325,285,714.29	51,136,000.00	61,364,000.00	61,364,000.00	499,149,714.29

(vii)	Receivable Delinquencies
	Current				75.05%	646,392,886.21
	30 Days to 59 Days				6.76%	58,260,332.39
	60 Days to 89 Days				5.07%	43,682,925.78
	90 Days and Over				13.11%	112,891,123.63

Total Receivables					100.00%	861,227,268.01

(viii)	Aggregate Investor Default Amount					14,878,127.03

	As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					31.08%

(ix)	Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x)	Servicing Fee	604,109.59	98,069.04	117,684.38	117,684.38	937,547.40

(xii)	Unreimbursed Redirected Principal Collections		0.00	0.00	0.00	0.00

(xiii)	Excess Funding Account Balance					0.00

(xiv)	CTO Trigger Event Occurrence					None

	CTO Reserve Amount					N/A

(xv)	Number of New Accounts Added to the Trust					100

(xvi)	Revolving Receivables Reserve Account Balance					$5,084,000.00

(xvii)	Defeasance Funding Account Balance					0.00

	'Average Net Portfolio Yield					18.55%

	Minimum Base Rate					7.68%

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  Exhibit 20.a
Fingerhut Master Trust Series 1998-2